UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 4, 2016

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Street, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 502-4483

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On November 3, 2016, T-Rex Oil, Inc. (“the Company”) in exchange for $300,000 cash issued a convertible promissory note. The convertible promissory note has an interest rate of 12% per annum and a due date of January 31, 2017. The promissory note is convertible into shares of the Company’s common stock at $0.80 per share. In addition, the Company issued the holder of the promissory note 75,000 shares of its restricted common stock and agreed to transfer to the holder 50,000 warrants from a warrant held by the Company which is exercisable for 1,056,000 shares of Nexfuels, Inc. at a price of $1.25 per share and an expiration date of January 31, 2017.

The above issuances by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). The party that purchased the unregistered securities was known to the Company and its management, through pre-existing business relationships and as a long-standing business associate. The purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and was afforded access to management of the Company about their purchase. The purchaser of the unregistered securities acquired such security for investment and not with a view toward distribution, acknowledging such intent to the Company. The certificate or agreement representing such securities that was issued contained a restrictive legend, prohibiting further transfer of the certificate or agreement representing such security, without such security either being first registered or otherwise exempt from registration in any further resale or disposition.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

Debt Litigation

On October 26, 2016, a former officer and director of the Company filed suit with the District Court, City and County of Denver for payment of the $50,000 borrowed on January 14, 2016. The Company, in exchange for $50,000 issued a secured promissory note including interest at the rate of 5% per annum with accrued and unpaid interest and principal due at September 30, 2016. The promissory note is collateralized by certain oil and gas properties located in the State of Wyoming. The Holder had the right at any time prior to payment of the promissory note to elect to convert all or any portion of the promissory notes, including accrued interest, into common shares of the Company at a price determined by the average ten consecutive day trading closing price less 30%. The Company, requested an extension of the due date of the promissory note. The Company at September 30, 2016 owes $50,000 on the promissory note plus accrued interest of $1,779.

BMO Holdings Litigation

On October 31, 2016, BMO Holding, LLC (“BMO Holding”) filed suit against the Company in the Supreme Court of the State of New York, New York County, alleging a breach of alleged contract resulting from certain business negotiations with the Company revolving around the purchase of oil and gas properties in Wyoming by an affiliated entity of BMO Holding. The suit seeks the fulfillment of the alleged contract and unspecified damages to be determined by jury.

We have not accrued any liability because of the strength of our defenses and a range of possible loss, if any, cannot be determined at this early stage of the litigation. Management believes there never was a contract and will defend this lawsuit vigorously, but the outcome of this matter is inherently uncertain and may have a material adverse effect on our financial position, results of operations and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:	/s/ Donald Walford
Donald Walford, Chief Executive Officer

Date: November 8, 2016